Exhibit 10.2

FIRST AMENDMENT TO
CHANGE OF CONTROL AGREEMENT
This First Amendment (this “Amendment”) to the Change of Control Agreement by and between CSI Compressco GP Inc. (f/k/a Compressco Partners GP Inc.), a Delaware corporation (the “Company”), and Ronald J. Foster (the “Executive”), dated May 31, 2013 (the “Existing COC Agreement,” and as amended by this Amendment, the “COC Agreement”), is made and entered into by and between the Company and the Executive as of June 23, 2019.
WHEREAS, in accordance with Section 6(g) of the Existing COC Agreement, the undersigned desire to amend the Existing COC Agreement as provided herein.
NOW, THEREFORE, the Existing COC Agreement is hereby amended as follows:
1.All references to Compressco Partners GP Inc. shall be deemed to refer to CSI Compressco GP Inc., and all references to Compressco Partners, L.P. shall be deemed to refer to CSI Compressco LP.
2.    Section 6(d)(i) of the Existing COC Agreement is hereby deleted in its entirety and replaced with the following:
“(i) Except in the case of a merger involving the Company with respect to which under applicable law the surviving corporation of such merger will be obligated under this Agreement in the same manner and to the same extent as the Company would have been required if no such merger had taken place, the Company will require any successor, by purchase or otherwise, to the GasJack Business, to execute an agreement whereby such successor expressly assumes and agrees to perform this Agreement in the same manner and to the same extent as the Company would have been required if no such succession had taken place and expressly agrees that Executive may enforce this Agreement against such successor. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to the GasJack Business as aforesaid that executes and delivers the agreement provided for in this Section 6(d)(i) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.”
3.    Section 7(a) of Annex I to the Existing COC Agreement is hereby deleted in its entirety and replaced with the following:
“(a) As it relates to the Partnership Group:
(i) any transaction or series of transactions that results in any Person or group of Persons other than the Company (or its successor or survivor by way of merger, consolidation, or some other transaction, or a parent or subsidiary thereof) or any Affiliate of the Company acquiring an ownership interest, directly or indirectly, in twenty-five percent (25%) or more of the Partnership (or its successor or survivor by way of merger, consolidation, or some other transaction, or a parent or subsidiary thereof); provided, that at the time of such transaction, the Partnership or any of its subsidiaries still own the GasJack Business;
(ii) the limited partners of the Partnership approve, in one transaction or a series of transactions, a plan of complete liquidation of the Partnership; provided, that at the time of such transaction, the Partnership or any of its subsidiaries still own the GasJack Business;
(iii) the sale or other disposition by either the Company or the Partnership of all or substantially all of the GasJack Business or its assets in one or more transactions to any Person other than the Company, TETRA, an Affiliate, or an affiliate of TETRA;
(iv) a transaction resulting in a Person other than the Company (or its successor or survivor by way of merger, consolidation, or some other transaction, or a parent or subsidiary thereof) or any Affiliate of the Company being the general partner of the Partnership (or its successor or survivor by way of merger, consolidation, or some other transaction, or a parent or subsidiary thereof); provided, that at the time of such transaction, the Partnership or any of its subsidiaries still own the GasJack Business; or
(v) the acquisition of the Company by a Person other than TETRA (or its success or survivor by way of merger, consolidation, or some other transaction, or a parent or subsidiary thereof) or any of its affiliates; provided, that at the time of such transaction, the Partnership or any of its subsidiaries still own the GasJack Business.”
4.    The following shall be added as a new definition in Annex I to the Existing COC Agreement:
“GasJack Business. “GasJack Business” shall mean the Partnership’s low-horsepower compression service business.”
5.    This Amendment shall be binding upon, and shall inure to the benefit of, the parties bound by the COC Agreement and their respective successors and assigns.
6.    Except as hereby amended, the COC Agreement shall remain in full force and effect. This Amendment shall be governed by the laws of the State of Texas, without reference to principles of conflicts or choice of law under which the law of any other jurisdiction would apply.
7.    This Amendment may be executed in one or more counterparts and transmitted via electronic means, and each such counterpart shall be deemed an original, and all such counterparts, taken together, shall constitute one document.
[Signature page follows.]

IN WITNESS WHEREOF, this Amendment has been duly executed by the undersigned to be effective as of the date first written above.
EXECUTIVE:

Ronald J. Foster

COMPANY:

CSI COMPRESSCO GP INC.

By:
Name:
Title:

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